QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Bioject Medical Technologies Inc., does hereby constitute and appoint each of James C. O'Shea, John Gandolfo and Christine M. Farrell his or her true and lawful attorney and agent to do any and all acts and things and to execute in his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Bioject Medical Technologies Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of Common Stock of Bioject Medical Technologies Inc. issuable pursuant to the Restated 1992 Stock Incentive Plan, and of 300,000 shares of Common Stock of Bioject Medical Technologies Inc. issuable pursuant to the 2000 Employee Stock Purchase Plan including specifically, but without limitation thereto, power and authority to sign his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JAMES C. O'SHEA James C. O'Shea	Chairman of the Board, President, Chief Executive Officer, and (Principal Executive Officer)	Aug. 7, 2003
/s/ JOHN GANDOLFO John Gandolfo	Chief Financial Officer, (Principal Accounting Officer, and Principal Financial Officer)	Aug. 7, 2003
/s/ WILLIAM A. GOUVEIA William A. Gouveia	Director	Aug. 7, 2003
/s/ JOHN RUEDY, M.D. John Ruedy, M.D.	Director	Aug. 15, 2003
/s/ GRACE KEENEY FEY Grace Keeney Fey	Director	Aug. 11, 2003
/s/ ERIC T. HERFINDAL Eric T. Herfindal	Director	Aug. 7, 2003
/s/ RICHARD J. PLESTINA Richard J. Plestina	Director	Aug. 11, 2003
/s/ EDWARD L. FLYNN Edward L. Flynn	Director	Aug. 6, 2003
/s/ SANDRA PANEM Sandra Panem	Director	Aug. 8, 2003

QuickLinks

  EXHIBIT 24.1
POWER OF ATTORNEY